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                                                                   EXHIBIT 23.5

               CONSENT OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

  We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 and to the inclusion as an exhibit to this Registration Statement on Form S-4 of our opinion dated October 1, 1996 to the Special Committee of the Board of Directors and to the Board of Directors of Ramsay Health Care, Inc., attached as Appendix B to such Joint Proxy Statement/Prospectus and to the references to such opinion therein, and as attached as Exhibit 99.1 to this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933 and the rules and regulations issued thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

New York, New York
March 24, 1997